UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2011

Booz Allen Hamilton Holding Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-171288	26-2634160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 902-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2011, the Board of Directors (the "Board") of Booz Allen Hamilton Holding Corporation (the "Company") increased the size of the Board from seven to eight members and appointed Mark Gaumond as a new member of the Board, upon the recommendation of the Company's Nominating and Corporate Governance Committee. Mr. Gaumond will serve for a term expiring at the Company’s 2012 annual meeting of shareholders. Mr. Gaumond has been appointed to serve on the Board’s Audit Committee.

Mr. Gaumond has more than 35 years of experience working with senior management and audit committees of public and privately-held companies. He held senior positions with Ernst & Young LLP from 2002 to 2010, retiring from the firm as Senior Vice Chair for the Americas, and previously was a partner with a distinguished 27-year career at Arthur Andersen LLP. He currently serves as a director of Rayonier Inc.

Mr. Gaumond will receive the pro rata portion of the standard compensation for service on the Board (currently $100,000 per annum), based on the number of days remaining in the current director compensation year, which ends March 31, 2011, and he will receive the standard director compensation for the balance of his term. Mr. Gaumond may elect to receive his compensation in restricted stock or in a combination of cash and restricted stock. In addition, the Company will enter into an indemnification agreement with Mr. Gaumond pursuant to which the Company is required to indemnify Mr. Gaumond against certain liabilities which may arise by reason of his status or service as a director and to advance to him his expenses, subject to reimbursement if it is determined that he is not entitled to indemnification. The form of such indemnification agreement has been filed as an exhibit to the Company's Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on June 21, 2010, as last amended on November 8, 2010.

A copy of a press release dated February 7, 2011 announcing Mr. Gaumond's appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated February 7, 2011

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

February 7, 2011	By:	CG Appleby

Name: CG Appleby
Title: Executive Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 7, 2011